UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2021

MAGNACHIP SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o MagnaChip Semiconductor S.A.

1, Allée Scheffer, L-2520

Luxembourg , Grand Duchy of Luxembourg

(Address of Principal Executive Offices)

Not Applicable

(Zip Code)

(352) 45-62-62

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

As previously disclosed, on March 25, 2021, Magnachip Semiconductor Corporation, a Delaware corporation (the “Company”), South Dearborn Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Parent”) formed by an affiliate of Wise Road Capital LTD (“Wise Road”), and Michigan Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing its corporate existence under the General Corporation Law of the State of Delaware as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Parent. In connection with the Merger, the Company filed its definitive proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) on May 7, 2021 (the “Proxy Statement”).

Stockholder Litigation

Since April 22, 2021, eleven complaints (each, a “Shareholder Complaint,” and together, the “Shareholder Complaints”) have been filed seeking to enjoin the Merger, or, if the Merger is consummated, rescind the Merger or recover damages, as well as an award of each plaintiff’s fees and litigation expenses. The Shareholder Complaints, each filed as an individual action by a purported stockholder of the Company, are captioned as Schulthess v. Magnachip Semiconductor Corporation, et al., Case No. 1:21-cv-03587 (S.D.N.Y.) (the “Schulthess Complaint”), Pittman v. Magnachip Semiconductor Corporation, et al., Case No. 1:21-cv-02306 (E.D.N.Y.), Flanagan v. Magnachip Semiconductor Corporation, et al., Case No. 1:21-cv-03743 (S.D.N.Y.), Castelli v. Magnachip Semiconductor Corporation, et al., Case No. 1:21-cv-03769 (S.D.N.Y.) (the “Castelli Complaint”), Doolittle v. Magnachip Semiconductor Corporation, et al., Case No. 1:21-cv-03801 (S.D.N.Y.), Thomas v. Magnachip Semiconductor Corporation, et al., Case No. 1:21-cv-03860 (S.D.N.Y.), Finger v. Magnachip Semiconductor Corporation, et al., Case No. 1:21-cv-03927 (S.D.N.Y.), Kent v. Magnachip Semiconductor Corporation, et al., Case No. 1:21-cv-00657 (D. Del.), Kennedy v. Magnachip Semiconductor Corporation, et al., Case No. 2:21-cv-02110 (E.D. Pa.), Monroy v. Magnachip Semiconductor Corporation, et al., Case No. 1:21-cv-04921 (S.D.N.Y.) (the “Monroy Complaint”), and Jones v. Magnachip Semiconductor Corporation, et al., Case No. 1:21-cv-04966 (S.D.N.Y.). Each Shareholder Complaint alleges either that the preliminary proxy statement filed by the Company with the SEC on April 19, 2021, or the definitive proxy statement filed by the Company with the SEC on May 7, 2021, is false and/or misleading and asserts claims for violations of Section 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC Rule 14a-9 against the Company and certain current or former members of the Company’s board of directors (the “Board”). The Schulthess Complaint, Castelli Complaint and Monroy Complaint also allege breaches of fiduciary duties by certain current or former members of the Board. The Schulthess Complaint further alleges that the Company aided and abetted purported breaches of fiduciary duties by certain current or former members of the Board.

Supplemental Disclosures

The Company believes that no further disclosure is required to supplement the Proxy Statement under applicable laws; however, to avoid the risk that the Shareholder Complaints described above may delay or otherwise adversely affect the consummation of the Merger and to minimize the expense of defending such actions, the Company wishes to voluntarily make supplemental disclosures related to the Merger, all of which are set forth below, in response to certain of the allegations raised in the Shareholder Complaints described above. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Shareholder Complaints described herein that any additional disclosure was or is required. The information contained in this Current Report on Form 8-K is incorporated by reference into the Proxy Statement. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement the information in the Proxy Statement.

The following information should be read in conjunction with the Proxy Statement. All page references in the information below are to pages in the Proxy Statement, and capitalized terms used in this Current Report on Form 8-K shall have the meanings set forth in the Proxy Statement, unless otherwise defined herein. Unless stated otherwise, new text is bolded and underlined to highlight the supplemental information being provided to you.

(1) Supplements to “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Background of the Merger”

The following disclosures amend and supplement the existing disclosures contained under the heading “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Background of the Merger” on page 38 of the Proxy Statement as follows:

On November 9, 2020, the Company and Party A entered into a confidentiality agreement, which included a customary standstill (including a prohibition on requesting the Company to waive such provision) with a fall-away provision (including with respect to the foregoing prohibition) in the event that the Company enters into a definitive agreement with another party with respect to all or a controlling portion of the Company’s equity securities or all or substantially all of the Company’s assets.

(2) Supplements to “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Background of the Merger”

The following disclosures amend and supplement the existing disclosures contained under the heading “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Background of the Merger” on page 41 of the Proxy Statement as follows:

On January 8, 2021, at a meeting of our Board and Paul, Weiss, our Board tasked the Company’s Nominating and Governance Committee to consider forming an ad hoc committee of our Board to ensure the efficient coordination of the transaction, including among the Company’s various outside advisors and management and to ensure timely interaction with potential bidders. Our Board also tasked the Company’s Nominating and Governance Committee to consider engaging additional legal counsel for our directors and such committee.

On January 10, 2021, the Company’s Nominating and Governance Committee had a meeting in which the relevant members of our Board determined to recommend to our Board that an ad hoc committee (the “Ad Hoc Transaction Committee”) consisting of two members, Mr. Camillo Martino and Mr. Tanner, be formed to ensure the efficient coordination of the transaction by the Company, Paul, Weiss and J.P. Morgan. The Ad Hoc Transaction Committee was created primarily to represent our Board on an advisory basis in order to liaise and coordinate with our financial and legal advisors, subject to the direction and approval of our Board.

(3) Supplements to “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Background of the Merger”

The following disclosures amend and supplement the existing disclosures contained under the heading “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Background of the Merger” on page 44 of the Proxy Statement as follows:

On February 2, 2021, BMO Capital Markets Corp. (including its representatives, “BMO”), the financial advisor of Wise Road, contacted Mr. Tanner to express Wise Road’s interest in exploring a potential transaction with the Company. Mr. Tanner then forwarded J.P. Morgan’s contact information to BMO. Wise Road had not previously been contacted by the Company.

(4) Supplements to “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Background of the Merger”

The following disclosures amend and supplement the existing disclosures contained under the heading “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Background of the Merger” on page 45 of the Proxy Statement as follows:

On February 11 and February 20, 2021, the Company entered into confidentiality agreements with each of Wise Road and Party E, respectively, which were substantially similar to the confidentiality agreement that the Company executed with Party A, and which included a customary standstill (including a prohibition on requesting the Company to waive such provision) with a fall-away provision (including with respect to the foregoing prohibition) in the event that the Company enters into a definitive agreement with another party with respect to all or a controlling portion of the Company’s equity securities or all or substantially all of the Company’s assets. J.P. Morgan provided Wise Road, Party E and their representatives with access to a virtual data room in order to facilitate their due diligence investigation of the Company.

(5) Supplements to “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Background of the Merger”

The following disclosures amend and supplement the existing disclosures contained under the heading “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Background of the Merger” on page 52 of the Proxy Statement as follows:

On March 24, 2021, J.P. Morgan sent draft confidentiality agreements to Party C, Party F and a potential strategic buyer we refer to as Party G (including its representatives). The Company and Party G entered into a confidentiality agreement on March 24, 2021, which was substantially similar to the confidentiality agreements that the Company executed with Party A, Wise Road and Party E, and which included a customary standstill (including a prohibition on requesting the Company to waive such provision) with a fall-away provision (including with respect to the foregoing prohibition) in the event that the Company enters into a definitive agreement with respect to all or a controlling portion of the Company’s equity securities or all or substantially all of the Company’s assets.

(6) Supplements to “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Background of the Merger”

The following disclosures amend and supplement the existing disclosures contained under the heading “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Background of the Merger” on page 53 of the Proxy Statement as follows:

Following the above negotiations, the parties’ final agreed terms were (1) a price of $29.00 per share of Company Common Stock, (2) a reverse termination fee of 5% of equity transaction value if the merger agreement is terminated due to U.S. regulatory issues only (i.e., $70,200,000), (3) a reverse termination fee of 6% of equity transaction value if the merger agreement is terminated due to Korean regulatory issues only (i.e., $84,300,000) and (4) a reverse termination fee of 7.5% of equity transaction value if the merger agreement is terminated due to any other regulatory issues (i.e., $105,300,000). J.P. Morgan and BMO agreed that the funds under the standby letter of credit would be placed into escrow in the event of a dispute over the payment of the reverse termination fee and would be released from escrow upon mutual agreement of Parent and the Company or upon the rendering of a final arbitral award with respect to such dispute. To the knowledge of the Company, at no time prior to finalizing the terms of and executing the Merger Agreement did any director or officer of the Company discuss with Wise Road such director’s or officer’s future employment or directorship.

(7) Supplements to “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Fairness Opinion of J.P. Morgan— Discounted Cash Flow Analysis”

The following disclosures amend and supplement the existing disclosures contained under the heading “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Fairness Opinion of J.P. Morgan— Discounted Cash Flow Analysis” on page 63 of the Proxy Statement as follows:

J.P. Morgan calculated the unlevered free cash flows that the Company is expected to generate from March 1, 2021 through the remainder of calendar year 2021 and during calendar years 2022 through 2030 based upon the financial projections prepared by Company management. J.P. Morgan also calculated a range of terminal asset values of the Company at the end of this period by applying a perpetual growth rate ranging from 2.0% to 3.0% of the unlevered free cash flows of the Company during the final year of such period. The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 9.50% to 11.50%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company, taking into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital and other factors J.P. Morgan deemed appropriate. These present values, when added together, resulted in an implied firm value for the Company. To calculate an estimated equity value per share of Company Common Stock, J.P. Morgan then adjusted the implied firm value for the Company’s debt and cash, and divided the result by the fully diluted number of the shares of Company Common Stock outstanding. For purposes of its analyses, J.P. Morgan used the Company’s $273 million in net cash as of March 1, 2021, and the Company’s 46,130,726 shares of Company Common Stock outstanding as of such date.

(8) Supplements to “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Fairness Opinion of J.P. Morgan— Selected Transaction Multiples Analysis”

The following disclosures amend and supplement the existing disclosures contained under the heading “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Fairness Opinion of J.P. Morgan— Selected Transaction Multiples Analysis” on page 64 of the Proxy Statement as follows:

Month/Year Announced	Acquiror	Target	Transaction Value	FV/NTM EBITDA
June 2014	Analog Devices, Inc.	Hittite Microwave Corporation	$2.0 billion	13.8x
May 2015	Beijing Jianguang Asset Management Co., Ltd	NXP Semiconductors N.V. (RF Power)	$1.8 billion	12.4x
April 2015	Diodes Incorporated	Pericom Semiconductor Corp.	$300 million	12.0x
September 2015	Hua Capital Management Co., Ltd., CITIC Capital Holdings Limited and Goldstone Investment Co., Ltd.	OmniVision Technologies, Inc.	$1.2 billion	11.3x
November 2015	ON Semiconductor Corporation	Fairchild Semiconductor International Inc.	$2.3 billion	9.6x

(9) Supplements to “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Fairness Opinion of J.P. Morgan— Analyst Price Target for the Company”

The following disclosures amend and supplement the existing disclosures contained under the heading “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Fairness Opinion of J.P. Morgan— Analyst Price Target for the Company” on page 65 of the Proxy Statement as follows:

For reference purposes only and not as a component of its fairness analysis, J.P. Morgan reviewed certain publicly available equity research analyst share price targets for the Company Common Stock, which ranged from $25.00 to $30.00 per share of Company Common Stock and were provided by Oppenheimer and Roth Capital Partners / Needham, respectively. J.P. Morgan also discounted these equity research analyst share price targets for the Company Common Stock to present values, using a discount rate of 10.75%, noting that these present values of share price targets for the Company Common Stock, rounded to the nearest $0.25, ranged from $22.50 per share of Company Common Stock to $27.00 per share of Company Common Stock.

(10) Supplements to “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Fairness Opinion of J.P. Morgan—Miscellaneous”

The following disclosures amend and supplement the existing disclosures contained under the heading “Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Fairness Opinion of J.P. Morgan—Miscellaneous” on pages 65-66 of the Proxy Statement as follows:

For services rendered in connection with the Merger and the delivery of its opinion, the Company has agreed to pay J.P. Morgan a fee equal to the greater of $30 million or 2.0% of the Sale Transaction Consideration (defined generally to include, among other things, the total amount of cash and fair market value of any other property paid or payable to the Company’s shareholders and holders of Company Equity Awards), provided that the Merger is consummated prior to September 30, 2021. Of such fee, $5 million became payable to J.P. Morgan upon delivery of its opinion, and the remainder will become payable to J.P. Morgan upon the consummation of the proposed Merger. If, however, the Merger is consummated between October 1, 2021 and December 31, 2021, the fee is reduced to the greater of $29 million or 2.0% of the Sale Transaction Consideration. If the Merger is consummated after December 31, 2021, the fee is reduced further to 2.0% of the Sale Transaction Consideration. In addition, the Company has agreed to reimburse J.P. Morgan for certain of its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, neither J.P. Morgan nor any its affiliates have had any material financial advisory or material commercial or investment banking relationships with Parent. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had, and continue to have, commercial or investment banking relationships with the Company for which J.P. Morgan and such affiliates have received, or will receive, customary compensation. Such services during such period have included acting as financial advisor on the Company’s divestiture which closed in September 2020. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding Company Common Stock. During the two-year period preceding delivery of its opinion ending on February 28, 2021, the aggregate fees recognized by J.P. Morgan from the Company were approximately $11 million. During the two-year period preceding delivery of its opinion ending on February 28, 2021, J.P. Morgan and its affiliates received less than $50,000 in aggregate fees from Wise Road, all of which were for work unrelated to the Merger. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company for J.P. Morgan’s account or for the accounts of customers and, accordingly, J.P. Morgan may at any time hold long or short positions in such securities or other financial instruments.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company and Wise Road. In connection with the proposed transaction, the Company has filed relevant materials with the SEC, including the Proxy Statement. Promptly after filing the Proxy Statement with the SEC, the Company mailed the Proxy Statement and a proxy card to each shareholder of the Company entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF MAGNACHIP ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT MAGNACHIP WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The Proxy Statement and other relevant materials in connection with the proposed transaction, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at the Company’s website at www.magnachip.com.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. The Board and the Company’s executive officers are, and certain employees may be, deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Information regarding the names of such persons and their respective interests in the proposed transaction, by securities holdings or otherwise, are set forth in the Proxy Statement. Additional information regarding these individuals is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 9, 2021, and Annual Report Amendment No. 1 on Form 10-K/A for the year ended December 31, 2020, filed with the SEC on April 30, 2021. To the extent the Company’s directors and executive officers or their holdings of the Company’s securities have changed from the amounts disclosed in those filings, to the Company’s knowledge, such changes have been or will be reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These documents are (or, when filed, will be) available free of charge at the SEC’s website at www.sec.gov or at the Company’s website at www.magnachip.com.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created thereby. Statements that are not historical or current facts, including statements about beliefs and expectations and statements relating to the proposed transaction among the Company and Wise Road and expressions of confidence, are forward-looking statements. These forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “will be,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe(s),” “intend,” “predict,” “potential,” “future,” “strategy,” “opportunity” and similar words or phrases or the negatives of these words or phrases. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, but not limited to: the possibility that any or all of the conditions precedent to the consummation of the proposed transaction, including, the receipt of shareholder and regulatory approvals, may not be satisfied or waived; unanticipated difficulties or expenditures relating to the proposed transaction; that the transaction may not be completed in a timely manner or at all; the occurrence of any event, change or circumstance that could give rise to the termination of the Merger Agreement with respect to the proposed transaction with Wise Road; the diversion of and attention of management of the Company on transaction-related issues; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Board and the Company’s executive officers and others following the announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention due to the announcement and pendency of the proposed transaction; the response of customers, suppliers, business partners and regulators to the announcement of the proposed transaction; and other risks and uncertainties and the factors identified under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and updated in subsequent reports filed by the Company with the SEC. These reports are available at www.magnachip.com or www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2021

MAGNACHIP SEMICONDUCTOR CORPORATION

By:	/s/ Theodore Kim
Name:	Theodore Kim
Title:	Chief Compliance Officer, General Counsel and Secretary